Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES SECOND QUARTER
AND MID-YEAR OPERATING RESULTS

ESCONDIDO, CALIFORNIA, July 29, 2009...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the second quarter ended June 30, 2009. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:
(For the quarter ended June 30, 2009,
as compared to the same quarterly period in 2008)

● Revenue decreased slightly to $81.6 million from $82.1 million
● Funds from Operations (FFO) available to common stockholders increased 0.9% to $47.2 million
● FFO per share decreased 2.1% to $0.46 from $0.47
● FFO per share (before Crest’s contribution) was unchanged at $0.45
● Net income available to common stockholders per share was $0.26
● Portfolio occupancy increased to 96.6%
● Same store rents increased 0.5% to $75.3 million
● Dividends paid per common share increased 3.4%
●     Increased the monthly dividend for the 47th consecutive quarter to an annualized amount of $1.7085 per share

Financial Results

Revenue
Realty Income’s revenue, for the quarter ended June 30, 2009, decreased slightly to $81.6 million as compared to $82.1 million for the same quarter in 2008. Revenue, for the six months ended June 30, 2009, was relatively unchanged at $164.5 million as compared to $164.6 million for the same period in 2008. Overall, comparing 2009 to 2008, revenue has been generally flat thus far this year, primarily because the Company has sold several properties and has not acquired additional new properties.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended June 30, 2009, was $26.5 million as compared to $27.0 million for the same quarter in 2008. Net income per share for the quarter was $0.26 as compared to $0.27  for the same quarter in 2008.

Net income available to common stockholders, for the six months ended June 30, 2009, was $50.5 million as compared to $50.7 million for the same period in 2008. Net income per share for the quarter was $0.49 as compared to $0.50 for the same period in 2008.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the second quarter of 2009, income from continuing operations available to common stockholders was $0.23 per share as compared to $0.22 per share for the same quarter in 2008.

During the first six months of 2009 and 2008, income from continuing operations available to common stockholders was unchanged at $0.46 per share.

FFO Available to Common Stockholders
FFO, for the quarter ended June 30, 2009, increased 0.9% to $47.2 million as compared to $46.8 million for the same quarter in 2008. FFO per share, for the quarter ended June 30, 2009, decreased 2.1% to $0.46 as compared to $0.47 for the same quarter in 2008. FFO per share before Crest’s contribution was unchanged at $0.45 as compared to the same quarter in 2008. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for the six months ended June 30, 2009, increased 1.3% to $93.9 million as compared to $92.7 million for the same period in 2008. FFO per share, for the six months ended June 30, 2009, decreased 1.1% to $0.91 as compared to $0.92 for the same period in 2008. FFO before Crest’s contribution, for the six months ended June 30, 2009, was unchanged at $0.91 as compared to the same period in 2008. For a calculation of FFO before Crest’s contribution, see pages 6 and 7.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on pages 6 and 7.

Dividend Information
In June 2009, Realty Income announced the 47th consecutive quarterly increase and the 54th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of June 30, 2009, was $1.7085 per share. The amount of the monthly dividends paid, during the first half of 2009, increased 3.5% to $0.851 per share from $0.822 per share for the same period in 2008. Through June 30, 2009, the Company has paid 467 consecutive monthly dividends and continues its 40-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of June 30, 2009, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,338 properties located in 49 states, leased to 118 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.6 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2009, portfolio occupancy was 96.6% with 79 properties available for lease out of a total of 2,338 properties in the portfolio.

Rent Increases
During the three months ended June 30, 2009, same store rents on 2,095 properties under lease increased 0.5% to $75.34 million, as compared to $74.99 million for the same quarter in 2008. Excluding 104 properties leased to Buffets, Inc. (for which rents were renegotiated in September 2008), for the quarter ended June 30, 2009, same store rents on 1,991 properties under lease increased 1.5% to $70.42 million, as compared to $69.39 million for the same quarter in 2008.

During the six months ended June 30, 2009, same store rents on 2,095 properties under lease increased 0.3% to $150.94 million, as compared to $150.47 million for the same period in 2008. Excluding 104 properties leased to Buffets, Inc. (for which rents were renegotiated in September 2008), for the six months ended June 30, 2009, same store rents on 1,991 properties under lease increased 1.3% to $141.09 million, as compared to $139.26 million for the same period in 2008.

Property Acquisitions
During the second quarter of 2009, Realty Income acquired no new properties. During the six months ended June 30, 2009, Realty Income invested $1.3 million in previously acquired properties. Crest did not acquire any properties during the first six months of 2009.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There is currently no outstanding balance on the Company’s acquisition credit facility, and the full $355 million is available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $35.8 million at June 30, 2009.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2009. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended June 30, 2009, Realty Income sold nine properties for $5.3 million, which resulted in a gain on sales of $2.2 million.

During the six months ended June 30, 2009, Realty Income sold ten properties for $6.4 million, which resulted in a gain on sales of $2.4 million.

Other Activities

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the first half of 2009. At June 30, 2009, Crest’s property inventory consisted of five properties valued at $5.7 million.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the second quarter of 2009, Crest contributed less than $0.01 per share to Realty Income’s FFO per share, as compared to $0.01 per share during the same quarter in 2008. During the six months ended June 30, 2009, Crest contributed less than $0.01 per share to Realty Income’s FFO per share, as compared to $0.01 per share during the same period in 2008.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased with our results given the ongoing challenges in the credit markets and overall economy. Core FFO per share (before Crest) was flat, compared with the same period one year ago, which we consider to be positive given the fact that we have sold a number of properties and have not acquired additional assets over the past year. Our focus during the second quarter continued to be on maintaining substantial liquidity and managing our portfolio to maximize occupancy and ongoing cash flow.”

“We are fortunate to be in a very liquid position with over $35 million of cash on hand, at the end of the quarter, and no balance on our $355 million credit facility. The Company also has no mortgages on any of its 2,338 properties and no debt maturities for four years, or until 2013. Additionally, we have no properties under development, no joint ventures and no off balance sheet assets or liabilities of any kind.”

“At June 30, occupancy increased to 96.6%, as compared to 96.4% at the end of the first quarter and same store rents increased 0.05% compared to the same quarter one year ago. Given the ongoing softness in the retail industry, we are pleased with this slightly increasing occupancy on a sequential quarterly basis.”

“With respect to real estate acquisitions, we are beginning to see a more attractive environment that could lead to acquisition activity in the second half of the year. As expected, property prices have declined and initial investment yields have increased. We believe we will now begin to benefit from having waited for property prices to adjust over the last 18 months. We continue to review acquisition opportunities and perform due diligence on a number of properties. Given our substantial liquidity position, we have funds on hand to invest should attractively priced acquisitions emerge during the next six months.”

“Our conservative operations during a challenging economic and retail environment allowed us to increase the amount of the monthly dividend for the 54th time since our listing on the New York Stock Exchange in 1994, to an annualized amount of $1.7085 per share. We have been fortunate to own a strong portfolio of good properties that have remained profitable to our retailers, which is key to the profitability of our tenant’s business. We believe this has kept occupancy high and, when coupled with our conservative balance sheet and strong liquidity, is providing us with a solid foundation during the current economic downturn.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2009 Estimates
Management estimates that FFO per share for 2009 should range from $1.83 to $1.86, which represents annual FFO per share growth of approximately 0.0% to 1.6%, as compared to 2008 FFO per share of $1.83. FFO for 2009 is based on an estimated net income per share range of $1.00 to $1.03, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.88 and potential gain on sales of investment properties of $0.05 per share.

Management notes that, given the volatility in the markets, it is more challenging than usual to estimate a number of factors that will impact the Company’s future results. For example, new property acquisition levels could vary depending on the number of opportunities, capitalization rates and the availability of attractively priced permanent financing. As such, management would add that the $1.83 FFO per share estimate assumes no new property acquisitions for 2009. The $1.86 FFO per share estimate assumes property acquisitions of approximately $250 million in 2009.

Management further estimates that Crest could contribute between $0.00 and $0.01 per share to Realty Income’s FFO during 2009. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year and could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2009, the Company had paid 467 consecutive monthly dividends throughout its 40-year operating history. The monthly income is supported by the cash flows from 2,338 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is a buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2009 and 2008
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/09	Three Months Ended 6/30/08	Six Months Ended 6/30/09	Six Months Ended 6/30/08
REVENUE
Rental	$81,553	$81,982	$163,650	$163,094
Other	85	80	839	1,528
	81,638	82,062	164,489	164,622
EXPENSES
Depreciation and amortization	22,961	22,752	45,887	44,803
Interest	21,367	23,929	42,777	47,315
General and administrative	5,006	5,924	10,956	11,467
Property	1,884	1,086	4,110	2,317
Income taxes	308	218	610	615
	51,526	53,909	104,340	106,517
Income from continuing operations	30,112	28,153	60,149	58,105
Income from discontinued operations:
Real estate acquired for resale by Crest	226	1,259	102	330
Real estate held for investment	2,222	3,639	2,394	4,378
	2,448	4,898	2,496	4,708

Net income	32,560	33,051	62,645	62,813
Preferred stock cash dividends	(6,063)	(6,063)	(12,127)	(12,127)
Net income available to common stockholders	$26,497	$26,988	$50,518	$50,686

Funds from operations available to common stockholders (FFO)	$47,180	$46,812	$93,915	$92,749

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.23	$0.22	$0.46	$0.46
Net income: Basic	$0.26	$0.27	$0.49	$0.51
Diluted	$0.26	$0.27	$0.49	$0.50
FFO, basic and diluted(1)
FFO before Crest contribution	$0.45	$0.45	$0.91	$0.91
Crest Net Lease	$0.00	$0.01	$0.00	$0.01
Total FFO	$0.46	$0.47	$0.91	$0.92

Cash dividends paid	$0.426	$0.412	$0.851	$0.822

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/09	Three Months Ended 6/30/08	Six Months Ended 6/30/09	Six Months Ended 6/30/08

Net income available to common stockholders	$26,497	$26,988	$50,518	$50,686
Depreciation and amortization:
Continuing operations	22,961	22,752	45,887	44,803
Discontinued operations	40	203	106	1,126
Depreciation of furniture, fixtures & equipment	(79)	(79)	(160)	(157)
(Gain) loss on sales of investment properties: Continuing operations	--	203	--	(236)
Discontinued operations	(2,239)	(3,255)	(2,436)	(3,473)
Funds from operations available to common stockholders	$47,180	$46,812	$93,915	$92,749

FFO per common share, basic and diluted	$0.46	$0.47	$0.91	$0.92

Dividends paid to common stockholders	$44,464	$41,756	$88,826	$83,310

FFO in excess of dividends paid to common stockholders	$2,716	$5,056	$5,089	$9,439

Weighted average number of common shares used for computation per share:
Basic	103,446,949	100,346,512	103,475,185	100,326,039
Diluted	103,450,457	100,394,431	103,479,897	100,420,692

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we typically classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale”.

	Three Months Ended 6/30/09	Three Months Ended 6/30/08	Six Months Ended 6/30/09	Six Months Ended 6/30/08
Gain on sales of real estate acquired for resale	$--	$1,737	$--	$4,444
Rental revenue	66	598	132	1,634
Other revenue	351	138	703	208
Interest expense	(149)	(433)	(322)	(1,065)
General and administrative expense	(83)	(126)	(168)	(287)
Property expenses	(34)	(53)	(68)	(65)
Provisions for impairment	--	(953)	(311)	(3,347)
Income taxes	75	387	136	(421)
Funds from operations contributed by Crest	$226	$1,295	$102	$1,101

Crest FFO per common share, basic and diluted	$0.00	$0.01	$0.00	$0.01

Total FFO	$47,180	$46,812	$93,915	$92,749
Less FFO contributed by Crest	(226)	(1,295)	(102)	(1,101)
FFO before Crest contribution	$46,954	$45,517	$93,813	$91,648

FFO before Crest contribution per common share, basic and diluted	$0.45	$0.45	$0.91	$0.91

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended June 30,	2009	2008	2007	2006	2005

Net income available to common stockholders	$26,497	$26,988	$30,873	$24,289	$22,315
Depreciation and amortization	22,922	22,876	18,472	14,774	11,214
Gain on sales of investment properties	(2,239)	(3,052)	(585)	(1,441)	(2,655)
Total FFO	$47,180	$46,812	$48,760	$37,622	$30,874

Total FFO per diluted share	$0.46	$0.47	$0.49	$0.43	$0.39

Total FFO	$47,180	$46,812	$48,760	$37,622	$30,874
Less FFO contributed by Crest	(226)	(1,295)	(4,282)	(537)	(296)
FFO before Crest contribution	$46,954	$45,517	$44,478	$37,085	$30,578

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.45	$0.44	$0.42	$0.38
Crest FFO contribution	$0.00	$0.01	$0.04	$0.01	$0.00

Total FFO	$0.46	$0.47	$0.49	$0.43	$0.39

Cash dividends paid per share	$0.426	$0.412	$0.381	$0.351	$0.332
Diluted shares outstanding	103,450,457	100,394,431	100,246,112	88,466,024	79,676,168

For the six months ended June 30,	2009	2008	2007	2006	2005

Net income available to common stockholders	$50,518	$50,686	$61,133	$46,826	$43,467
Depreciation and amortization	45,833	45,772	36,557	28,289	22,046
Gain on sales of investment properties	(2,436)	(3,709)	(2,391)	(2,193)	(3,477)
Total FFO	$93,915	$92,749	$95,299	$72,922	$62,036

Total FFO per diluted share	$0.91	$0.92	$0.95	$0.85	$0.78

Total FFO	$93,915	$92,749	$95,299	$72,922	$62,036
Less FFO contributed by Crest	(102)	(1,101)	(6,030)	(1,416)	(1,129)
FFO before Crest contribution	$93,813	$91,648	$89,269	$71,506	$60,907

FFO components, per diluted share(1):
FFO before Crest contribution	$0.91	$0.91	$0.89	$0.83	$0.76
Crest FFO contribution	$0.00	$0.01	$0.06	$0.02	$0.01

Total FFO	$0.91	$0.92	$0.95	$0.85	$0.78

Cash dividends paid per share	$0.851	$0.822	$0.761	$0.699	$0.662
Diluted shares outstanding	103,479,897	100,420,692	100,304,617	85,988,206	79,667,812

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2009 and December 31, 2008
(dollars in thousands, except per share amounts)

	2009	2008
ASSETS
Real estate, at cost:
Land	$1,156,488	$1,157,885
Buildings and improvements	2,245,443	2,251,025
	3,401,931	3,408,910
Less accumulated depreciation and amortization	(593,621)	(553,417)
Net real estate held for investment	2,808,310	2,855,493
Real estate held for sale, net	7,007	6,660
Net real estate	2,815,317	2,862,153
Cash and cash equivalents	35,823	46,815
Accounts receivable, net	10,419	10,624
Goodwill	17,206	17,206
Other assets, net	53,793	57,381
Total assets	$2,932,558	$2,994,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,868	$16,793
Accounts payable and accrued expenses	36,557	38,027
Other liabilities	10,296	14,698
Line of credit payable	--	--
Notes payable	1,350,000	1,370,000
Total liabilities	1,413,721	1,439,518

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,281,597 and 104,211,541 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	1,627,180	1,624,622
Distributions in excess of net income	(446,133)	(407,751)
Total stockholders’ equity	1,518,837	1,554,661
Total liabilities and stockholders’ equity	$2,932,558	$2,994,179

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended June 30, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003
Apparel stores	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%	2.1%
Automotive collision services	1.1	1.0	1.1	1.3	1.3	1.0	0.3
Automotive parts	1.5	1.6	2.1	2.8	3.4	3.8	4.5
Automotive service	4.7	4.8	5.2	6.9	7.6	7.7	8.3
Automotive tire services	7.1	6.7	7.3	6.1	7.2	7.8	3.1
Book stores	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Business services	*	*	0.1	0.1	0.1	0.1	0.1
Child care	7.5	7.6	8.4	10.3	12.7	14.4	17.8
Consumer electronics	0.8	0.8	0.9	1.1	1.3	2.1	3.0
Convenience stores	16.9	15.8	14.0	16.1	18.7	19.2	13.3
Crafts and novelties	0.3	0.3	0.3	0.4	0.4	0.5	0.6
Distribution and office	1.0	1.0	0.6	--	--	--	--
Drug stores	4.3	4.1	2.7	2.9	2.8	0.1	0.2
Entertainment	1.3	1.2	1.4	1.6	2.1	2.3	2.6
Equipment rental services	0.2	0.2	0.2	0.2	0.4	0.3	0.2
Financial services	0.2	0.2	0.2	0.1	0.1	0.1	--
General merchandise	0.8	0.8	0.7	0.6	0.5	0.4	0.5
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.8	0.4
Health and fitness	5.8	5.6	5.1	4.3	3.7	4.0	3.8
Home furnishings	1.3	2.4	2.6	3.1	3.7	4.1	4.9
Home improvement	1.9	1.9	2.1	3.4	1.1	1.0	1.1
Motor vehicle dealerships	2.9	3.1	3.1	3.4	2.6	0.6	--
Office supplies	1.0	1.0	1.1	1.3	1.5	1.6	1.9
Pet supplies and services	0.9	0.8	0.9	1.1	1.3	1.4	1.7
Private education	0.9	0.8	0.8	0.8	0.8	1.1	1.2
Restaurants	21.1	21.8	21.2	11.9	9.4	9.7	11.8
Shoe stores	--	--	--	--	0.3	0.3	0.9
Sporting goods	2.3	2.3	2.6	2.9	3.4	3.4	3.8
Theaters	9.2	9.0	9.0	9.6	5.2	3.5	4.1
Travel plazas	0.2	0.2	0.2	0.3	0.3	0.4	0.3
Video rental	1.0	1.1	1.7	2.1	2.5	2.8	3.3
Other	1.8	1.9	2.3	2.7	3.0	3.4	3.8
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%
(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,249 net leased, single-tenant retail properties as of June 30, 2009 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended June 30, 2009(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2009	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2009	% of Total Rental Revenue
2009	105	$2,245	2.8%	23	$508	0.6%	82	$1,737	2.2%
2010	98	2,072	2.6	47	1,111	1.4	51	961	1.2
2011	106	3,260	4.1	59	2,114	2.7	47	1,146	1.4
2012	124	2,759	3.5	77	1,855	2.3	47	904	1.2
2013	140	5,001	6.3	98	4,043	5.1	42	958	1.2
2014	71	2,513	3.2	38	1,799	2.3	33	714	0.9
2015	112	2,937	3.7	85	2,332	2.9	27	605	0.8
2016	114	2,052	2.6	112	2,008	2.5	2	44	0.1
2017	48	1,654	2.1	39	1,469	1.9	9	185	0.2
2018	42	1,828	2.3	34	1,629	2.1	8	199	0.2
2019	97	4,908	6.2	91	4,557	5.8	6	351	0.4
2020	77	3,000	3.8	73	2,928	3.7	4	72	0.1
2021	179	7,734	9.8	178	7,679	9.7	1	55	0.1
2022	100	2,928	3.7	99	2,880	3.6	1	48	0.1
2023	246	7,942	10.0	244	7,869	9.9	2	73	0.1
2024	60	1,574	2.0	60	1,574	2.0	--	--	--
2025	70	5,404	6.8	66	5,336	6.7	4	68	0.1
2026	118	6,757	8.6	116	6,699	8.5	2	58	0.1
2027	152	4,612	5.8	151	4,595	5.8	1	17	*
2028	83	4,132	5.2	81	4,083	5.1	2	49	0.1
2029	46	1,131	1.4	45	1,116	1.4	1	15	*
2030	20	921	1.2	20	921	1.2	--	--	--
2031	27	648	0.8	27	648	0.8	--	--	--
2032	2	57	0.1	2	57	0.1	--	--	--
2033	7	460	0.6	7	460	0.6	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	354	0.5	2	354	0.5	--	--	--
2043	1	13	*	--	--	--	1	13	*
Totals	2,249	$79,126	100.0%	1,876	$70,854	89.5%	373	$8,272	10.5%

*  Less than 0.1%

(1)
Excludes ten multi-tenant properties and 79 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $53 from properties reclassified to discontinued operations and excludes revenue of $2,480 from ten multi-tenant properties and from 79 vacant and unleased properties at June 30, 2009.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of June 30, 2009 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2009(1)	Percentage of Revenue
Alabama	63	97%	425,300	$1,906	2.3%
Alaska	2	100	128,500	277	0.3
Arizona	79	99	392,700	2,478	3.0
Arkansas	18	89	98,500	382	0.5
California	64	98	1,160,700	4,383	5.4
Colorado	52	98	478,900	1,855	2.3
Connecticut	24	96	276,600	1,181	1.4
Delaware	17	100	33,300	429	0.5
Florida	167	93	1,437,300	6,696	8.2
Georgia	131	97	919,400	3,973	4.9
Idaho	12	100	80,700	336	0.4
Illinois	74	97	877,800	4,230	5.2
Indiana	82	96	689,600	3,234	4.0
Iowa	22	95	296,100	1,010	1.2
Kansas	33	91	573,500	1,106	1.3
Kentucky	22	100	110,600	675	0.8
Louisiana	33	97	190,400	892	1.1
Maine	3	100	22,500	160	0.2
Maryland	29	97	271,200	1,599	2.0
Massachusetts	65	100	577,800	2,601	3.2
Michigan	52	100	257,300	1,255	1.5
Minnesota	21	100	392,100	1,545	1.9
Mississippi	71	96	347,600	1,478	1.8
Missouri	62	95	640,100	2,095	2.6
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	497	0.6
Nevada	15	93	191,000	742	0.9
New Hampshire	14	100	109,900	563	0.7
New Jersey	33	100	261,300	1,929	2.4
New Mexico	8	100	56,400	181	0.2
New York	40	93	502,300	2,344	2.9
North Carolina	96	98	548,300	2,845	3.5
North Dakota	6	100	36,600	60	0.1
Ohio	137	96	852,700	3,347	4.1
Oklahoma	25	96	145,900	584	0.7
Oregon	18	100	297,300	853	1.0
Pennsylvania	99	98	683,800	3,507	4.3
Rhode Island	3	100	11,000	57	0.1
South Carolina	100	100	374,400	2,216	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	134	97	629,300	2,920	3.6
Texas	212	94	2,230,500	7,669	9.4
Utah	4	100	25,200	87	0.1
Vermont	4	100	12,700	124	0.2
Virginia	104	99	637,100	3,505	4.3
Washington	35	91	230,300	703	0.9
West Virginia	2	100	23,000	121	0.1
Wisconsin	20	90	248,100	780	1.0
Wyoming	1	100	4,200	18	*
Totals/Average	2,338	97%	19,041,000	$81,606	100.0%

* Less than 0.1%
(1)	Includes rental revenue for all properties owned by Realty Income at June 30, 2009, including revenue from properties reclassified to discontinued operations of $53.

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
YTD 2Q 2009	7.8%	(1.6%)	5.9%	(12.2%)	3.4%	(2.0%)	2.4%	3.2%	0.9%	16.4%
Compounded Average Annual Total Return(5)		15.6%		7.2%		7.7%		6.6%		6.1%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source:  Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through June 30, 2009, and assuming reinvestment of dividends.  Past performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.